UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

ICAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (603) 882-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

On July 15, 2014 (the “Closing Date”), iCAD, Inc., a Delaware Corporation (“Registrant”), entered into an Asset Purchase Agreement (the “Radion Purchase Agreement”) by and between the Registrant and Radion, Inc., a Delaware corporation (“Radion”). Also on the Closing Date, Registrant entered into an Asset Purchase Agreement (the “DermEbx Purchase Agreement” and, together with the Radion Purchase Agreement, the “Purchase Agreements”) by and among the Registrant, Radion Capital Partners, LLC, a California limited liability company (“RCP”) and DermEbx, a series of RCP (“DermEbx” and, together with Radion, the “Sellers”).

Pursuant to the terms of the DermEbx Purchase Agreement, Registrant purchased substantially all of the assets of the DermEbx, including all of DermEbx’s intellectual property and customer contracts. As consideration for DermEbx’s assets, Registrant paid the following consideration: (i) $1,600,000 in cash (the “DermEbx Cash Consideration”) and (ii) the issuance to DermEbx of 600,000 restricted shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”) (the “DermEbx Equity Consideration”). Registrant held back $500,000 of the DermEbx Cash Consideration for the purposes of a purchase price adjustment based on the working capital of DermEbx, which adjustment will be made 120 days after the Closing Date. Additionally, Registrant delivered 90,000 shares of the Equity Consideration (the “DermEbx Escrow Shares”) to US Bank, N.A., as escrow agent, to be held in escrow for a period of eighteen (18) months pursuant to the terms of an escrow agreement. The DermEbx Escrow Shares will act as the source of payment for the indemnification of Registrant by DermEbx under the DermEbx Purchase Agreement.

Pursuant to the terms of the Radion Purchase Agreement, Registrant purchased substantially all of the assets of Radion, including all of Radion’s intellectual property and customer contracts. As consideration for Radion’s assets, Registrant paid the following consideration: (i) $2,200,000 in cash and (ii) the issuance to Radion of 600,000 restricted shares of the Registrant’s Common Stock (the “Radion Equity Consideration” and, together with the DermEbx Equity Consideration, the “Equity Consideration”). Registrant delivered 90,000 shares of the Radion Equity Consideration (the “Radion Escrow Shares” and, together with the DermEbx Escrow Shares, the “Escrow Shares”) to US Bank, N.A., as escrow agent, to be held in escrow for a period of eighteen (18) months pursuant to the terms of an escrow agreement. The Radion Escrow Shares will act as a source of payment for the indemnification of Registrant by Radion under the Radion Purchase Agreement.

In addition to the Escrow Shares, the Equity Consideration is subject to certain lock-up provisions under the Purchase Agreements. The issuance of the Equity Consideration was not registered and qualified for an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, since the issuance of the Equity Consideration by the Registrant did not involve a public offering.

In connection with that certain Facility Agreement dated December 29, 2011 ( (the “Facility Agreement”), by and among the Registrant, Deerfield Private Design Fund II, L.P. (“Private Design Fund II”), Deerfield Special Situations Fund, L.P. (“DSS”), Deerfield Private Design International II, L.P. (“Private Design International II”) and Deerfield Special Situations Fund International Limited (“DSS International” and, together with Private Design Fund II, DSS and Private Design International II, the “Lenders”), the Registrant obtained the consent of the Lenders to enter into the Purchase Agreements. Pursuant to the terms of the Facility Agreement, the assets acquired from the Sellers by the Registrant are subject to a lien under the Facility Agreement.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired. It is impracticable to provide the required financial statements of Sellers at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K was required to be filed.

(d)	Exhibits

2.1*	Asset Purchase Agreement by and between iCAD, Inc. and Radion, Inc., dated as of July 15, 2014.

2.2*	Asset Purchase Agreement by and among iCAD, Inc., Radion Capital Partners, LLC and DermEbx, a series of Radion Capital Partners, LLC, dated as of July 15, 2014.

*	The Registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of regulation S-K and shall furnish the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, Inc. (Registrant)

By:	/s/ Kevin Burns
Kevin Burns
Chief Financial Officer and
Chief Operating Officer

Date: July 18, 2014